Exhibit 99.1

Spring Bank Pharmaceuticals Announces Proposed Public Offering of Common Stock

HOPKINTON, MA, June 21, 2017 – Spring Bank Pharmaceuticals, Inc. (Nasdaq: SBPH) (“Spring Bank”), a clinical-stage biopharmaceutical company developing novel therapeutics for the treatment of viral infections, cancer, and inflammatory diseases, announced today that it intends to offer shares of its common stock in an underwritten public offering. Spring Bank also expects to grant the underwriters a 30-day option to purchase additional shares of its common stock offered in the public offering. All of the shares will be offered and sold by Spring Bank. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Cantor Fitzgerald & Co. and William Blair & Company, L.L.C. are acting as joint book-running managers for the offering.

Spring Bank intends to use the net proceeds from this offering for continued development of its product candidates and general corporate purposes.

The public offering will be made pursuant to the shelf registration statement on Form S-3 that was filed by Spring Bank with the Securities and Exchange Commission ("SEC") on June 1, 2017 and declared effective by the SEC on June 12, 2017. A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC's website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying base prospectus may also be obtained, when available, by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by telephone at 212-829-7122, or by e-mail at prospectus@cantor.com and from William Blair & Company, L.L.C., Attention: Prospectus Department, 222 West Adams Street, Chicago, IL 60606, or by telephone at 1-800-621-0687 or email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy Spring Bank’s common stock, nor shall there be any sale of Spring Bank’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations of offers to buy, or sales of the common stock will only be made pursuant to the registration statement filed with the SEC, including a prospectus and a related prospectus supplement.

About Spring Bank Pharmaceuticals, Inc.

Spring Bank Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company engaged in the discovery and development of a novel class of therapeutics using its proprietary small molecule nucleic acid hybrid (SMNH) chemistry platform. SMNH compounds are small segments of nucleic

Exhibit 99.1

acids that the company designs to selectively target and modulate the activity of specific proteins implicated in various disease states. The company is developing its most advanced SMNH product candidate, SB 9200, for the treatment of viral diseases, including hepatitis B virus (HBV) and other SMNH product candidates, including SB 11285, the company’s lead immunotherapeutic agent for the treatment of selected cancers through the activation of the STimulator of INterferon Genes, or STING, pathway.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to statements regarding the proposed public offering and the anticipated use of proceeds of the offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in Spring Bank’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 14, 2017, the preliminary prospectus supplement related to the proposed public offering and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect Spring Bank’s results of operations, which would, in turn, have a significant and adverse impact on Spring Bank’s stock price. Spring Bank cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Spring Bank undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Contact:

Spring Bank Pharmaceuticals, Inc.

Jonathan Freve

Chief Financial Officer

(508) 473-5993

jfreve@springbankpharm.com

Source: Spring Bank Pharmaceuticals, Inc.

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